Exhibit 10.1

SETTLEMENT AGREEMENT AND MUTUAL GENERAL RELEASE

This Settlement Agreement and Mutual General Release (“Agreement”) is entered into as of February 12, 2016 by and between Iconic Holdings, LLC, a Delaware LLC (“IH”), Tangiers Investment Group, LLC, a Delaware, LLC, Tangiers Capital, LLC, a Delaware LLC, Denali Equity Group, LLC, a Delaware LLC, and Justin Ederle, Robert Papiri and Michael Sobeck individually (together these parties are hereinafter referred to as “ICONIC”), on the one hand, and HDS International Corp., a Nevada corporation, located in St. Louis, Missouri (hereinafter “HDS”), Siren GPS, Inc., a Missouri corporation, located in St. Louis, Missouri (hereinafter “Siren”) as the former subsidiary of HDS and Good Gaming, Inc., an Illinois corporation, located in Chicago, Illinois (hereinafter “Good Gaming”), and Paul Rauner, Vik Grover and Glenn Laken (together these parties are hereinafter referred to as “HDSI”), on the other hand, based upon the recitals and pursuant to the terms and conditions set forth below.  ICONIC and HDSI shall hereinafter be referred to as the “Parties”, and individually as “Party”.

RECITALS

A.
Prior to the date hereof, ICONIC and HDSI entered into a series of agreements whereby ICONIC purchased debt from HDSI in exchange for cash and also purchased HDSI debt from a third party known as Jabro Funding Corp (the “Transactions”).

B.
One or more misunderstandings has arisen between the Parties, which include, but are not limited to, (i) disagreements regarding a potential funding schedule between the Parties (ii) the conversion and subsequent equity sales of the debt in Recital A, (iii) the general conduct between the parties as it relates to the making of false statements and claims of libel and slander and (iv) the repayment of certain loans made to HDSI by ICONIC.

NOW, THEREFORE, the Parties, in recognition of the mutual covenants contained in this Agreement, with the mutual desire to prevent the burdens and costs of litigation, and for such other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, and intending to be legally bound hereby, agree as follows:

TERMS

1. Purpose of Agreement.

This Agreement is entered into in good faith for the purpose of settling completely any and all claims and disputes between the Parties arising out of or related to the Transactions and any other matter between the Parties, including any potential litigation or cross-complaint. Neither this Agreement, any of the discussions or negotiations leading to the Agreement, nor any of its terms are admissible in any proceeding between the Parties, except in a proceeding to interpret or enforce its terms.

2. Compromise Only.

Each Party acknowledges that this Agreement effects, among other things, the settlement of any and all claims which are admitted, denied, or contested by the other, and that nothing contained herein shall be construed as an admission of liability or wrongdoing by or on behalf of any Party, all of which liability, unless expressly admitted herein, is expressly denied.

3. Monetary Consideration.

3.1 ICONIC shall invest the sum of $100,000 (the “Settlement Sum”) via wire transfer into HDS in the form of the February 12, 2016 convertible note attached as Exhibit A. Said wire transfer shall be initiated and received no later than the close of banking business on February 16, 2016.

3.2 In the event that ICONIC fails to timely make payment of the Settlement Sum, HDSI may at it sole option elect to terminate and rescind this Agreement.

3.3 Additionally, in further consideration towards a settlement, IH will reduce the total current outstanding amount owed on the April 1, 2015 loan agreement from HDS to IH to a total of Twenty-Five Thousand ($25,000.00) U.S. Dollars, extend the due date on said reduced existing loan to seven months from the date of this Agreement and limit conversions thereunder to Six Thousand Two Hundred Fifty ($6,250.00) U.S. Dollars per month. A copy of said original April 1, 2015 loan agreement between IH and HDS is attached hereto as Exhibit B for reference purpose only.

3.4 HDS will make a good faith effort to complete the following tasks within a 90-day period from the date of execution of this Agreement: complete the merger of Good Gaming into HDS, amend HDS’s Articles of Incorporation to increase the number of its authorized shares of common stock to 10 Billion and to reduce the par value thereof to $.0001 per share, remove Paul Rauner from any management role at HDS and issue a press release and 8-K, approved by Iconic, that announces the settlement of any potential litigation between the Parties.

4. Release of Claims

4.1 HDSI Release of Claims Against ICONIC.

HDSI, on behalf of itself and on behalf of its directors, officers, partners, managers, members, employees, consultants, assistants, affiliates, subsidiaries, parent entities, divisions, sister entities, predecessors, successors, assigns, principals, agents, heirs, executors, administrators, and representatives, whether past or present, hereby unconditionally, irrevocably, and absolutely releases and discharges ICONIC, and its directors, officers, shareholders, partners, managers, members, employees, consultants, assistants, affiliates, subsidiaries, parents,  entities, divisions, sister entities, predecessors, successors, attorneys, assigns, principals, agents, heirs, executors, administrators, representatives, and attorneys, whether past or present , and each of them, and forever withdraws, retracts and waives, any and all manner of claims, rights, actions, contentions, allegations, charges, complaints, demands, causes of action, defenses, liabilities, potential liabilities, suits, debts, accounts, liens, contracts, agreements, promises, losses, damages, judgments, offsets, indemnities, obligations, benefits, claims for sums of money, claims for injunctive relief, claims for declaratory relief, costs, settlement costs, attorney’s fees, court costs and expenses, of every kind and nature whatsoever, in law or in equity, whether known or unknown, whether suspected or unsuspected, whether fixed or contingent, of any type or nature, that now exist, may exist, or may be claimed to have existed or formerly existed, including but not limited to those asserted in, arising out of, or related to the transactions and disputes referenced herein, any or all of which could be alleged in legal proceedings that could be initiated between the Parties in the form of a Complaint (or equivalent filing) or in the form of a Cross Complaint (or equivalent filing) or otherwise.

4.2 ICONIC Release of Claims Against HDSI.

ICONIC, on behalf of itself and on behalf of its directors, officers, shareholders, partners, managers, members, employees, consultants, assistants, affiliates, subsidiaries, parent entities, divisions, sister entities, predecessors, successors, assigns, principals, agents, heirs, executors, administrators, and representatives, whether past or present, hereby unconditionally, irrevocably, and absolutely releases and discharges HDSI, and its respective current and former directors, officers, shareholders, partners, managers, members, employees, consultants, assistants, affiliates, subsidiaries, parent entities, divisions, sister entities, vendors, customers, manufacturers, licensees, predecessors, successors, assigns, attorneys, principals, agents, heirs, executors, administrators, representatives, and insurers, whether past or present, and each of them, of and from, and forever withdraws, retracts and waives, any and all manner of claims, rights, actions, contentions, allegations, charges, complaints, demands, causes of action, defenses, liabilities, potential liabilities, suits, debts, accounts, liens, contracts, agreements, promises, losses, damages, judgments, offsets, indemnities, obligations, benefits, claims for sums of money, claims for injunctive relief, claims for declaratory relief, costs, settlement costs, attorney’s fees, court costs and expenses, of every kind and nature whatsoever, in law or in equity, whether known or unknown, whether suspected or unsuspected, whether fixed or contingent, that now exist, may exist, or may be claimed to have existed or formerly existed, including but not limited to those asserted in, arising out of, or related to the transactions and disputes referenced herein, any or all of which could be alleged in legal proceedings that could be initiated between the Parties in the form of a Complaint (or equivalent filing) or in the form of a Cross Complaint (or equivalent filing) or otherwise.

5. Representations and Warranties.

5.1 The Parties acknowledge the risk that, subsequent to the execution of this Agreement, either may discover facts or may incur, suffer or discover losses, damage or injuries which are unknown and unanticipated at the time this Agreement is signed, which if known on the date of this Agreement, may have materially affected either of their decisions to give the releases contained in this Agreement.  Despite this knowledge and understanding, the Parties hereby assume the risk of such unknown and unanticipated facts and claims, and hereby waive any alleged right to set aside or rescind this Agreement and any and all rights under California Civil Code § 1542 (or such similar laws in other jurisdictions) or any other jurisdiction, which section has been duly explained to and is understood by the Parties, and which reads as follows:

“A general release does not extend to claims which the creditor does not know or suspect to exist in his or her favor at the time of executing the release, which if known by him or her must have materially affected his or her settlement with the debtor.”

5.2 Each Party acknowledges that it has obtained the advice of legal counsel of its choice prior to executing this Agreement and represents that the waiver of its rights set forth above is given voluntarily and with full knowledge of its legal consequences.

Each of the Parties represents and warrants that, with respect to the respective releases, if any, given by the Parties hereto, no portion of any claim, right, demand, action or cause of action released hereunder, and no portion of any recovery or settlement to which any Party might be entitled based upon any such claim, right, demand, action or cause of action, has been assigned or transferred to any other person, firm or corporation, in any manner, including by way of subrogation, operation of law, attorneys’ lien, or otherwise.  Each of the undersigned individually represents and warrants that it has the right, power and authority to enter into this Agreement.  The Parties each agree to indemnify and hold harmless the other Parties from all claims, expenses and liabilities arising from a breach of the representations and warranties set forth in this Agreement.

5.3 Each of the Parties represents and warrants that, in executing this Agreement, it has relied solely on the statements expressly set forth herein, and has placed no reliance whatsoever on any statement, representation, or promise of any other Party, or any other person or entity, not expressly set forth herein, or upon the failure of any other Party or any other person or entity to make any statement, representation or disclosure of anything whatsoever.  The discovery by any Party, subsequent to the execution of this Agreement, of any facts not heretofore known to that Party, or that the facts or law upon which any Party relied in executing this Agreement was not as that Party believed it to be (other than as expressly set forth herein), shall not constitute grounds for declaring this Agreement void, avoidable or otherwise unenforceable.  This paragraph is intended by the Parties to preclude any claim that any Party was fraudulently induced to enter this Agreement, or was induced to enter this Agreement by a mistake of fact or law.

5.4 Each of the Parties represents and warrants that it has made such investigation as it deems necessary or desirable of all matters contained in or relating to this Agreement.

5.5 ICONIC represents and warrants that it has no other rights of any kind other than as specifically expressed in this Agreement, Exhibit A or Exhibit B, to any additional, and not currently existing, future options, warrants, calls, subscriptions, rights, convertible securities or other securities [as defined in the Federal Securities Act of 1933 (“Securities”)] or any other commitments, agreements, arrangements or understandings of any kind or nature obligating HDS, in any such case, to issue additional shares of HDS common stock or other Securities or securities convertible into or evidencing the right to purchase shares of Company capital stock or other Securities.   Neither ICONIC nor HDS is a party of any agreement, understanding, arrangement or commitment, or bound by any Articles of Incorporation or By-Law, Articles of Organization or Operating Agreement, or other charter provision which creates any rights in any person with respect to the authorization, issuance, voting, sale or transfer of any shares of HDS’s Stock or other Securities to ICONIC other than as specified in this Agreement and in Exhibits A and B.

6. California Law.

All questions with respect to the construction of this Agreement and the rights and liabilities of the Parties hereto shall be governed by the internal laws of the State of California.

7. Counterparts.

This Agreement may be executed in one or more counterparts, each of which shall be deemed an original, but all of which together shall constitute one and the same instrument.  Facsimile or otherwise electronically transmitted signatures may be used with the same force and effect as original signatures.

8. Captions.

The captions of paragraphs contained in this Agreement are for reference only and are not to be construed in any way as a part of this Agreement.

9. Costs.

9.1 Each Party will bear the Party’s own costs, expenses, and attorneys’ fees that the Party has heretofore incurred in connection with the Action and this Agreement, and the matters and claims released hereunder.

9.2 However, in the event that an action, motion or proceeding is brought in connection with this Agreement, the prevailing Party shall be entitled to recover all of its costs and reasonable attorneys’ fees incurred or sustained in connection therewith.

10. Entire Agreement.

This Agreement represents the entire agreement between the Parties with respect to the subject matter hereof and supersedes all prior and contemporaneous oral and written agreements and discussions. Each of the Parties hereto covenants that it has not entered into this Agreement as a result of any representation, agreement, inducement or coercion, except to the extent specifically provided herein. Each Party hereto further covenants that the consideration recited herein is the only consideration for entering into this Agreement, and that no promises or representations of other or further consideration have been made by any person.

11. Binding Effect.

This Agreement shall be binding upon and inure to the benefit of the Parties hereto and to their respective heirs, representatives, successors and assigns.  This Agreement may be entered by a motion brought in the Action and entered as a judgment therein or by a separate action.

12. Further Assurances and Cooperation.

Each Party agrees that it will take such action and execute such further documents as may be reasonably necessary or appropriate to fulfill the purposes expressed in this Agreement and to perform the terms and conditions of it.

13. No Oral Modification.

All Parties agree that any amendment or modification to this Agreement shall be deemed to be null and void unless such amendment or modification is in writing, specifically refers to this Agreement, and is signed by all Parties to be bound by the modification.

14. Notice.

Any notice required or contemplated by this Agreement shall be given in writing by personal delivery or via Federal Express (or any other such overnight delivery service) and shall be deemed received on the earlier of actual receipt or one business day after sending by Federal Express (or any other such overnight delivery service).

To ICONIC                             Iconic Holdings, LLC
2251 San Diego Ave., #B150
San Diego, CA 92110
Attn:  Rachel Terrell

With Copy to:                          Randolf W. Katz
(which shall not                       BakerHostetler
 Constitute notice)                  600 Anton Boulevard, Suite 900
                   Costa Mesa, CA 92626-7221
                   rwkatz@bakerlaw.com

To HDSI:                                HDS International Corp.
               111 North 4th Avenue
St. Charles, IL 60174
               Attn.: Vikram Grover
               vikgrover@good-gaming.com

With Copy to:                      CMG Holdings Group, Inc.
(which shall not                   2130 North Lincoln Park West 8N
 constitute notice)               Chicago, IL 60514Attn: Glenn Laken
                                                glennbrlaken@gmail.com

15. Miscellaneous.

15.1 The terms of this Agreement have been negotiated at arm’s length between sophisticated parties.  As a result, the rule of “interpretation against the draftsman” shall not apply in any dispute over interpretation of the terms of this Agreement.

15.2 When necessary, all terms used in the singular shall apply to the plural, the masculine shall include the feminine, and all terms used in the plural shall apply to the singular.

15.3 The recitals set forth above are true and accurate, and are incorporated into this Agreement.

15.4 TIME IS OF THE ESSENCE IN THE PERFORMANCE OF ALL OBLIGATIONS HEREUNDER.

SIGNATURE PAGES TO FOLLOW

IN WITNESS WHEREOF, the Parties hereto have executed this document as of the date set forth opposite their respective signatures.

Date: February _17, 2016	Iconic Holdings, LLC By:_/s/Michael Sobeck___________ Michael Sobeck, Manager
Date: February _17, 2016	Tangiers Capital, LLC By:_/s/Michael Sobeck_____________ Michael Sobeck, Managing Member

Date: February _17, 2016	Tangiers Investment Group, LLC By:_/s/Michael Sobeck____________ Michael Sobeck, Managing Member
Date: February _17, 2016	Denali Equity Group, LLC By:_/s/Justin Ederle________________ Justin Ederle, Managing Member
Date: February _17, 2016	By:_/s/Michael Sobeck____________ Michael Sobeck, as an Individual
Date: February _17, 2016	By:_/s/Justin Ederle________________ Justin Ederle, as an Individual
By:_/s/Robert Papin________________ Robert Papiri, as an Individual
Date: February _17, 2016	HDS International Corp. By:_/s/Vikram Grover________________ Vikram Grover, CEO
Date: February _17, 2016	Siren GPS, Inc. By:__/s/Paul Rauner________________ Paul Rauner, CEO
Date: February _17, 2016	CMG Holdings Group, Inc By:_/s/Glenn Laken________________ Glenn Laken, Chairman
Date: February _17, 2016	By:__/s/Paul Rauner________________ Paul Rauner, as an Individual
Date: February _17, 2016	By:_/s/Vikram Grover________________ Vikram Grover, as an Individual
Date: February _17, 2016	By:_/s/Glenn Laken________________ Glenn Laken, as an Individual